ENERGY TRANSFER PARTNERS, L.P.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information of Energy Transfer Partners, L.P. (“ETP”) reflects the pro forma impacts of ETP’s proposed merger with Regency Energy Partners LP (“Regency”), which was announced on January 26, 2015 (the “Regency Merger”).

The unaudited pro forma condensed consolidated balance sheet gives effect to the Regency Merger as if it had occurred on December 31, 2014; the unaudited pro forma condensed consolidated statements of operations assume that the Regency Merger was consummated on January 1, 2012. The unaudited pro forma condensed balance sheet and condensed consolidated statements of operations should be read in conjunction with (i) ETP's Annual Report on Form 10-K for the year ended December 31, 2014 and (ii) Regency's Annual Report on Form 10-K for the year ended December 31, 2014.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Regency Merger had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.

Summary of the Regency Merger

On January 26, 2015, ETP and Regency announced their entry into a definitive merger agreement, and on February 18, 2015, ETP and Regency amended the merger agreement. Under the terms of the amended definitive merger agreement, holders of Regency common and Class F units will receive 0.4066 ETP Common Units plus a number of additional ETP Common Units equal to $0.32 per Regency unit divided by the lesser of (i) the volume weighted average price of ETP Common Units for the five trading days ending on the third trading day immediately preceding the effective time of the Regency Merger and (ii) the closing price of ETP Common Units on the third trading day immediately preceding the effective time of the Regency Merger.

In addition, Energy Transfer Equity, L.P. (“ETE”), which owns the general partner and 100% of the incentive distribution rights (“IDRs”) of both Regency and ETP, has agreed to reduce the incentive distributions it receives from ETP by a total of $320 million over a five year period. The IDR subsidy will be $80 million in the first year post closing and $60 million per year for the following four years. The transaction is expected to close in the second quarter of 2015.

ETP and Regency are under common control of ETE; therefore, we expect to account for the Regency Merger at historical cost as a reorganization of entities under common control. Accordingly, ETP’s consolidated financial statements will be retrospectively adjusted to reflect consolidation of Regency beginning May 26, 2010 (the date ETE acquired Regency’s general partner).

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2014
(in millions)

	ETP Historical	Regency Historical	Pro Forma Adjustments		ETP Pro Forma for Regency Merger
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$639	$24	$—		$663
Accounts receivable, net	2,879	483	—		3,362
Accounts receivable from related companies	210	45	(116)	a	139
Inventories	1,389	67	—		1,456
Exchanges receivable	44	—	—		44
Price risk management assets	7	75	—		82
Other current assets	271	9	17	a	297
Total current assets	5,439	703	(99)		6,043

PROPERTY, PLANT AND EQUIPMENT, net	29,743	9,217	(53)	a	38,907
ADVANCES TO AND INVESTMENTS IN AFFILIATES	3,840	2,418	(1,162)	b	3,760
			(1,336)	c
GOODWILL	6,419	1,223	—		7,642
INTANGIBLE ASSETS, net	2,087	3,439	—		5,526
OTHER NON-CURRENT ASSETS, net	693	103	—		796
Total assets	$48,221	$17,103	$(2,650)		$62,674

See accompanying notes to unaudited condensed consolidated pro forma financial statements.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2014
(in millions)

	ETP Historical	Regency Historical	Pro Forma Adjustments		ETP Pro Forma for Regency Merger
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,992	$544	$—		$3,536
Accounts payable to related companies	62	64	(105)	a	21
Exchanges payable	183	—	—		183
Price risk management liabilities	21	—	—		21
Accrued and other current liabilities	1,774	148	(7)	a	1,915
Current maturities of long-term debt	1,008	—	—		1,008
Total current liabilities	6,040	756	(112)		6,684

LONG-TERM DEBT, less current maturities	18,332	6,641			24,973
DEFERRED INCOME TAXES	4,226	—	—		4,226
NON-CURRENT PRICE RISK MANAGEMENT LIABILITIES	138	16	—		154
OTHER NON-CURRENT LIABILITIES	1,206	72	—		1,278

COMMITMENTS AND CONTINGENCIES

SERIES A PREFERRED UNITS	—	33	—		33
REDEEMABLE NONCONTROLLING INTEREST	15	—	—		15

EQUITY:
General Partner	184	781	—		965
Limited Partners
Common unitholders	10,430	8,531	(1,183)	c	17,738
			(40)	a

Class F Units	—	153	(153)	c	—
Class H Units	1,512	—	—		1,512
Accumulated other comprehensive income	(56)	—	—		(56)
Total partners’ capital	12,070	9,465	(1,376)		20,159
Noncontrolling interest	6,194	120	(1,162)	b	5,152
Total equity	18,264	9,585	(2,538)		25,311
Total liabilities and equity	$48,221	$17,103	$(2,650)		$62,674

See accompanying notes to unaudited condensed consolidated pro forma financial statements.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
For the Year Ended December 31, 2014
(in millions, except per unit data)

	ETP Historical	Regency Historical	Pro Forma Adjustments		ETP Pro Forma
REVENUES	$51,158	$4,951	$(524)	a	$55,585

COSTS AND EXPENSES:
Cost of products sold	45,540	3,452	(508)	a	48,484
Operating expenses	1,636	448	—		2,084
Depreciation and amortization	1,130	541	—		1,671
Selling, general and administrative	377	158	—		535
Gain on asset sales, net	—	(1)	—		(1)
Impairment charge		370			370
Total costs and expenses	48,683	4,968	(508)		53,143
OPERATING INCOME	2,475	(17)	(16)		2,442
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(860)	(304)			(1,164)
Equity in earnings of unconsolidated affiliates	234	195	(98)	b	331
Gain on sale of AmeriGas common units	177	—	—		177
Losses on interest rate derivatives	(157)	—	—		(157)
Other, net	(25)	(13)	—		(38)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	1,844	(139)	(114)		1,591
Income tax expense from continuing operations	355	3	—		358
INCOME FROM CONTINUING OPERATIONS	$1,489	$(142)	$(114)		$1,233

ALLOCATIOAN OF INCOME FROM CONTINUING OPERATIONS:
General Partner	$517	$31	$—		$548
Limited Partners	525	(199)	9	d	335
Other Securities	230	11	(7)	d	234
Noncontrolling Interests	217	15	(116)	b	116
	$1,489	$(142)	$(114)		$1,233
INCOME FROM CONTINUING OPERATIONS PER COMMON UNIT:
Basic	$1.58	$(0.57)			$0.72
Diluted	$1.58	$(0.57)			$0.72

WEIGHTED AVERAGE LIMITED PARTNER UNITS:
Basic	331.5	348.1			464.0	e
Diluted	332.8	348.1			465.3	e

See accompanying notes to unaudited condensed consolidated pro forma financial statements.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
For the Year Ended December 31, 2013
(in millions, except per unit data)

	ETP Historical	Regency Historical	Pro Forma Adjustments		ETP Pro Forma
REVENUES	$46,339	$2,521	$(246)	a	$48,346
			(268)	f
COSTS AND EXPENSES:
Cost of products sold	41,204	1,793	(228)	a	42,546
			(223)	f
Operating expenses	1,441	296	(39)	f	1,698
Depreciation and amortization	1,032	287	(21)	f	1,298
Selling, general and administrative	432	88	(19)	f	501
Loss on asset sales, net	—	2	—		2
Impairment charges and other	689	—	—		689
Total costs and expenses	44,798	2,466	(530)		46,734
OPERATING INCOME	1,541	55	16		1,612
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(849)	(164)			(1,013)
Equity in earnings of unconsolidated affiliates	172	135	(64)	b	235
			(8)	c
Gain on sale of AmeriGas common units	87	—	—		87
Gains on interest rate derivatives	44	—	—		44
Non-operating environmental remediation	(168)	—	—		(168)
Other, net	5	—	2	f	7
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	832	26	(54)		804
Income tax expense from continuing operations	97	(1)	—		96
INCOME FROM CONTINUING OPERATIONS	$735	$27	$(54)		$708

ALLOCATIOAN OF INCOME FROM CONTINUING OPERATIONS:
General Partner	$507	$11	$—		$518
Limited Partners	(78)	34	(18)		(62)
Other Securities	10	10	(8)		12
Noncontrolling Interests	296	(28)	(64)		240
			36
	$735	$27	$(54)		$708
INCOME FROM CONTINUING OPERATIONS PER COMMON UNIT:
Basic	$(0.23)	$0.17			$(0.15)
Diluted	$(0.23)	$0.17			$(0.15)

WEIGHTED AVERAGE LIMITED PARTNER UNITS:
Basic	343.4	196.2			418.1	e
Diluted	343.4	198.7			419.1	e

See accompanying notes to unaudited condensed consolidated pro forma financial statements.

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
For the Year Ended December 31, 2012
(in millions, except per unit data)

	ETP Historical	Regency Historical	Pro Forma Adjustments		ETP Pro Forma
REVENUES	$15,702	$2,000	$(47)	a	$16,994
			(661)	e
COSTS AND EXPENSES:
Cost of products sold	12,266	1,387	(38)	a	13,099
			(516)	f
Operating expenses	953	228	(1)	a	1,118
			(62)	f
Depreciation and amortization	656	252	(51)	f	857
Selling, general and administrative	433	100	(2)	a	494
			(37)	f
Loss on asset sales, net	—	3	—		3
Total costs and expenses	14,308	1,970	(707)		15,571
OPERATING INCOME	1,394	30	(1)		1,423
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(665)	(122)			(787)
Equity in earnings of unconsolidated affiliates	142	105	(44)	b	212
			9	f
Gain on deconsolidation of Propane Business	1,057	—	—		1,057
Loss on extinguishment of debt	(115)	(8)			(123)
Losses on interest rate derivatives	(4)	—	—		(4)
Other, net	11	29	1	f	41
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	1,820	34	(35)		1,819
Income tax expense from continuing operations	63	—	1	f	64
INCOME FROM CONTINUING OPERATIONS	$1,757	$34	$(36)		$1,755

ALLOCATIOAN OF INCOME FROM CONTINUING OPERATIONS:
General Partner	$462	$9	$—		$471
Limited Partners	1,224	27	(6)	d	1,245
Other Securities	9	10	—		19
Noncontrolling Interests	62	(12)	(44)	b	20
			14	f
	$1,757	$34	$(36)		$1,755
INCOME FROM CONTINUING OPERATIONS PER COMMON UNIT:
Basic	$4.93	$0.16			$3.92
Diluted	$4.91	$0.13			$3.89

WEIGHTED AVERAGE LIMITED PARTNER UNITS:
Basic	248.3	167.5			317.3	e
Diluted	249.0	172.4			320.0	e

See accompanying notes to unaudited condensed consolidated pro forma financial statements.

ENERGY TRANSFER PARTNERS, L.P.
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Regency Merger had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.

Pro Forma Adjustments

Following is a description of the pro forma adjustments made to the combined historical financial statements of ETP and Regency:

a.
Pro forma adjustments to eliminate related party balances and transactions between ETP and Regency, including commercial transactions, as well as fees for services provided under an operating and service agreement between ETP and Regency. These adjustments also include the elimination of profit recognized by a subsidiary of ETP from sales of equipment to Regency, including elimination of the cumulative amount of ETP’s profit related to such equipment sales included in Regency’s property, plant and equipment, net, as of December 31, 2014.

b.
Pro forma adjustments to eliminate Regency’s investment in Lone Star NGL LLC (“Lone Star”), a consolidated subsidiary of ETP. ETP owns a 70% interest in Lone Star, and Regency owns a 30% interest in Lone Star. Regency’s interest in Lone Star is reflected as a noncontrolling interest in ETP’s historical consolidated financial statements and is reflected as an equity method investment in Regency’s historical consolidated financial statements.

c.
Pro forma adjustment to eliminate limited partner interests in Regency held by a subsidiary of ETP. ETP indirectly owns 31.4 million Regency common units and all of the outstanding Regency Class F units; these interests were acquired in the SUGS Contribution (described below) on April 30, 2013. These limited partner interests are expected to convert to limited partner interests in ETP upon the closing of the merger, and the related amounts will subsequently be eliminated from ETP’s consolidated financial statements.

d.
Pro forma adjustments to limited partners’ income from continuing operations reflect the elimination of intercompany earnings between ETP and Regency. In addition, for the years ended December 31, 2014 and 2013, $7 million and $4 million, respectively, of income attributable to Regency’s Class F units was reclassified from “other securities” to “limited partners” based on the assumed conversion of Regency’s Class F units to common units.

e.
Pro forma weighted average limited partner units outstanding reflects (i) the assumed conversion of Regency’s common and Class F units to ETP common units, based on the weighted average of Regency’s common and Class F units outstanding during the respective periods multiplied by the conversion rate of 0.4066 and (ii) the assumed issuance of approximately 1.1 million additional ETP common units on January 1, 2012 based on the portion of the additional unit consideration described above. In addition, for the years ended December 31, 2014 and 2013, the pro forma weighted average also reflects the elimination of Regency common units held by a subsidiary of ETP (see additional information in note (c) above).

f.
Pro forma adjustments to eliminate the results of operations of Southern Union Gas Services (“SUGS”) for the period from March 26, 2012 through April 30, 2013, as such results are included in the historical consolidated financial statements of both ETP and Regency. ETP contributed SUGS to Regency on April 30, 2013 (the “SUGS Contribution”). The SUGS Contribution was a reorganization of entities under common control; accordingly, Regency retrospectively adjusted its historical consolidated financial statements to reflect the consolidation of SUGS beginning March 26, 2012 (the date that common control of SUGS began). ETP’s historical consolidated financial statements continued to reflect SUGS’ results of operations for March 26, 2012 through April 30, 2013. As a result, SUGS’ results of operations are included in the historical consolidated financial statements of both ETP and Regency for the period from March 26, 2012 through April 30, 2013.